Exhibit 99.1

Advance Auto Parts

5008 Airport Road

Roanoke, VA 24012

Media Contact:

Shelly Whitaker, APR
shelly.whitaker@advanceautoparts.com
Direct    540-561-8452

Investor Contact:

Joshua Moore
Joshua.moore@advanceautoparts.com
Direct    952-715-5076

ADVANCE AUTO PARTS ANNOUNCES CLOSING OF SENIOR NOTES OFFERING

ROANOKE, Va., January 17, 2012 – Advance Auto Parts, Inc., (NYSE: AAP), a leading automotive aftermarket retailer of parts, batteries, accessories, and maintenance items, announced today the closing of its Senior Unsecured Notes offering. The Company completed the offering of $300 million in principal amount of 4.50% Senior Unsecured Notes due 2022 at an issue price of 99.968%. The Company will use the proceeds of the offering to pay off borrowings under its revolving credit facility, pay transaction fees and expenses and for general corporate purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC acted as joint book-running managers of the debt offering. The offering is being made solely by means of a prospectus supplement and accompanying prospectus, which has been filed with the SEC. A copy of the prospectus for the offering may be obtained on the SEC’s website, www.sec.gov. Alternatively, you may request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 100 West 33rd Street, 3 rd Floor, New York, NY 10001 (phone: 800-294-1322 and e-mail: dg.prospectus_requests@baml.com); J.P. Morgan Securities LLC, Attention: High Grade Syndicate Deck – 3rd Floor, 383 Madison Avenue, New York, NY 10179, at 212-834-4533; SunTrust Robinson Humphrey, Inc., Attention: Investment Grade Debt Capital Markets, 3333 Peachtree Road, 11th Floor, Atlanta, GA 30326, at 800-685-4786; or Wells Fargo Securities, LLC, Attention: Capital Markets Client Support, 1525 West W.T. Harris Boulevard, NC 0675, Charlotte, NC 28262.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Advance Auto Parts

Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-yourself and professional installer markets. As of October 8, 2011, the Company operated 3,645 stores in 39 states, Puerto Rico, and the Virgin Islands. Additional information about the Company, employment opportunities, customer services, and online shopping for parts and accessories can be found on the Company’s website at www.AdvanceAutoParts.com.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These statements discuss, among other things, expected growth and future performance, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2011. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, business interruptions, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended January 1, 2011 on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them as more information becomes available.